UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 29, 2004

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

        Item 8.01      Other Events

        On October 29, 2004, Pavilion Bancorp, Inc. issued a press release announcing the completion of the sale of all of the issued and outstanding capital stock of its wholly-owned subsidiary, Bank of Washtenaw, to Dearborn Bancorp, Inc. A copy of the press release is attached as Exhibit 99.1.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        Item 9.01      Financial Statements and Exhibits

        (c)        Exhibit

                    99.1        Press Release Dated October 29, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2004	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

         99.1       Press Release Dated October 29, 2004

135 East Maumee Street Adrian, Michigan 49221 pavilionbancorp.com

MEDIA RELEASE

For Immediate Release
October 29, 2004

Contact:	Douglas L. Kapnick, Chairman of the Board Pam Fisher, Corporate Secretary Tel: (517) 266-5054 pfisher@pavilionbancorp.com

Pavilion Bancorp, Inc. Completes Sale of Bank of Washtenaw to Dearborn Bancorp, Inc.

Adrian, Michigan, October 29, 2004: The Board of Directors of Pavilion Bancorp, Inc. (OTC Bulletin Board: PVLN), the parent company of the Bank of Lenawee, announced today that it has closed the sale of the Bank of Washtenaw to Dearborn Bancorp, Inc. (Nasdaq: DEAR), the holding company for Community Bank of Dearborn.

Bank of Washtenaw, which was established in 2001 by Pavilion Bancorp, Inc., is headquartered in Saline, Michigan and has two offices in Ann Arbor, Michigan. As of September 30, 2004, Bank of Washtenaw had total assets of $76.4 million, loans of $68.4 million and deposits of $64.8 million.

The definitive agreement for the transaction, valued at approximately $15 million was reached on July 16, 2004 and regulatory approvals have been granted. Effective at the close of business on October 29, 2004, the Bank of Washtenaw will be consolidated with Community Bank of Dearborn and Bank of Washtenaw's three branches offices will become branches of Community Bank of Dearborn.

"It has been a privilege for all of us at Pavilion Bancorp, Inc. and Bank of Lenawee to work with the talented team at Bank of Washtenaw," said Douglas Kapnick, Chairman of Pavilion Bancorp's Board of Directors. "We extend to each of them our best wishes for the future and thank them for their contributions to Bank of Washtenaw's success."

About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee, an independently- owned, full-service community bank headquartered in Adrian, Michigan. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.